Exhibit 99.1

MALLINCKRODT COMPLETES ACQUISITION OF THERAKOS, INC.

– Adds depth and durability to Mallinckrodt’s Specialty Brands segment; further diversifies its portfolio with an innovative high-value, high-margin drug-device system used in hospitals and major medical centers in more than 25 countries –

– Transaction expected to be accretive by no less than $0.10 per share to Mallinckrodt’s adjusted diluted fiscal 2016 earnings and increasingly accretive thereafter –

CHESTERFIELD, UNITED KINGDOM – September 28, 2015 – Mallinckrodt plc (NYSE: MNK), a leading specialty biopharmaceutical company, today announced that it has completed its acquisition of Therakos, Inc., from The Gores Group at a purchase price of approximately $1.325 billion. The Therakos acquisition further broadens Mallinckrodt’s footprint in hospitals – expanding its reach into immunotherapy through extracorporeal photopheresis (ECP) and extending the company’s presence from multimodal surgical pain management and critical care respiratory therapies in neonatal intensive care units to include innovative therapies that harness the patient’s own immune systems to fight disease and improve health.

The all-cash transaction is expected to be accretive by no less than $0.10 per share to Mallinckrodt’s adjusted diluted fiscal 2016 earnings and increasingly accretive thereafter. The company expects fiscal 2015 net sales for Therakos products of $185 million to $195 million, and anticipates high single-digit growth off that base going forward.

“This latest transaction demonstrates our ongoing commitment to building a strong, sustainable and profitable Hospital growth business to drive revenue and earnings for shareholders and, through the Therakos® Immunotherapy Systems, provide an immunotherapy treatment for patients who may have exhausted other therapies, with significant potential to treat a variety of complex disease states and conditions,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “In the past two years we’ve transformed Mallinckrodt into a leading specialty biopharmaceutical company built on highly durable growth platforms with a broad and diverse product portfolio, and this acquisition continues that journey.”

“We are pleased to welcome the Therakos team to Mallinckrodt and look forward to integrating their commercial operations into the critical care organization within our Hospital Specialty Brands business,” Trudeau said.

About Mallinckrodt plc

Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology, ophthalmology and pulmonology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and central nervous system drugs. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

About Therakos® Immunotherapy

Therakos immunotherapy is delivered through the CELLEX® and UVAR XTS® extracorporeal photopheresis (ECP) systems. Therakos immunotherapy harnesses the power of each individual patient’s immune system to fight disease and is used by academic medical centers, hospitals, and treatment centers in more than 25 countries. Therakos ECP systems are fully integrated and FDA-approved for the palliative treatment of the skin manifestations of cutaneous T-cell lymphoma (CTCL) in persons who have not been responsive to other forms of treatment. For more information, please visit www.therakos.com.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding, the acquisition of Therakos, Inc., future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s and Therakos’ businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Therakos operate; the commercial success of Mallinckrodt’s products and of Therakos’ photopheresis platforms; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from its recently completed acquisitions (including the Therakos acquisition); changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the Therakos acquisition); Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 27, 2015 and

June 26, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS:

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

Media

Rhonda Sciarra

Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

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